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                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 20 (File No. 33-33980) under the Securities Act of 1933 and
Post-Effective Amendment No. 21 (File No. 811-6067) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Dimensional Investment Group Inc. of the following:



- Our reports, dated January 16, 1998 on our audits of the financial statements and financial highlights as of November 30, 1997 and for the respective periods then ended of the DFA International Value Portfolio III and the U.S. Large Cap Value Portfolio III of the Dimensional Investment Group Inc.



- Our report, dated January 16, 1998 on our audits of the financial statements and financial highlights as of November 30, 1997 and for the respective periods then ended of DFA Investment Trust Company.


We also consent to the reference to our firm under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, PA
September 24, 1998